UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2019

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.01 par value	“FI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, Frank’s International N.V. (the “Company”) announced the appointment by the board of managing directors (the “Management Board”) and the board of supervisory directors (the “Supervisory Board”) of Melissa Cougle to serve as Senior Vice President and Chief Financial Officer, succeeding Kyle McClure, effective May 29, 2019 (the “Effective Date”). Mr. McClure will remain employed with the Company through a transition period ending July 1, 2019 (the “Separation Date”).

Ms. Cougle, age 42, most recently served as CFO of National Energy Services Reunited (NESR), a publicly traded oilfield services provider with operations focused in the Middle East-North Africa region. She previously worked 13 years for Ensco plc (ESV), a global offshore drilling contractor, where she held multiple senior positions in treasury, capital management, finance and administration, corporate accounting, internal audit, and management reporting and financial systems. Ms. Cougle began her career in the audit and consulting practices of Arthur Andersen LLP and Protiviti. She is a certified public accountant and holds a bachelor of science degree in accounting from Louisiana State University.

Pursuant to an offer letter agreement between Ms. Cougle and the Company (the “Offer Letter”), Ms. Cougle will be paid an annual base salary of $360,000 and will be eligible for an annual incentive bonus based on performance criteria determined by the Supervisory Board or a committee thereof, with an expected target bonus opportunity equal to 100% of her base salary. For 2019, any annual incentive bonus will be pro-rated to reflect the length of time between the Effective Date and December 31, 2019. Ms. Cougle will be eligible to receive, pursuant to the Company’s long-term incentive plan, annual grants of equity-based incentive awards expected to equal 100% of her annual base salary. In addition, Ms. Cougle will receive an initial grant of restricted stock units valued at $270,000, which is subject to vesting over a three-year period.

The Offer Letter provides that Ms. Cougle will be eligible to participate in the Company’s benefit plans and programs generally available to the Company’s senior executives. In connection with her employment, Ms. Cougle will be expected to agree to certain restrictive covenants generally applicable to other executive officers of the Company, including non-competition and non-solicitation provisions and customary non-disclosure and confidentiality provisions. She is also expected to enter into an indemnification agreement for her service as an officer, consistent with the form of indemnity agreement entered into by other executive officers and directors of the Company, as previously disclosed by the Company.

The foregoing description of the Offer Letter is qualified by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

There are no other understandings or arrangements between Ms. Cougle and any other person pursuant to which Ms. Cougle was selected to serve as principal financial officer, other than her employment relationship set forth above. Ms. Cougle does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. McClure’s separation from the Company, Mr. McClure is expected to enter into a separation agreement (the “Separation Agreement”) with the Company, pursuant to which Mr. McClure will receive certain severance and other benefits following the Separation Date. The payments under the Separation Agreement are contingent on Mr. McClure’s execution and non-revocation of certain releases, which waive and release claims against the Company and related parties for any liability relating to his employment, and his compliance with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions. The Separation Agreement provides that following the Separation Date, Mr. McClure will be eligible to receive (i) a cash severance payment in the amount of $350,000, payable in ten equal monthly installments; (ii) a lump sum payment equal to $12,500 to cover health care coverage continuation, to be paid within 60 days of the separation date; (iii) reimbursement of up to $7,500 for outplacement assistance; and (iv) continued vesting with respect to the 2018 achievement period under his outstanding performance restricted stock units awarded by the Company in 2018, pursuant to the terms of such award and the terms of a special vesting agreement, provided that Mr. McClure satisfies certain restrictive covenants throughout the performance period.

The foregoing description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 7.01 Regulation FD Disclosure.

On May 28, 2019, the Company issued a press release announcing the leadership transition described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of the Exhibits

99.1	Press Release dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: May 28, 2019	By:	/s/ John Symington
Name: John Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer